Exhibit 10.8.2

ASSIGNMENT AND ASSUMPTION AGREEMENT
This ASSIGNMENT AND ASSUMPTION AGREEMENT, effective as of December 31, 2015 (this “Agreement”), is made by and among MDC Partners Inc., a Canadian corporation (“MDC”), Crispin, Porter & Bogusky LLC, a Delaware limited liability company and subsidiary of MDC (“CPB”), and Lori Senecal (the “Executive”).
RECITALS:
WHEREAS, MDC and the Executive are party to that certain Amended and Restated Employment Agreement, dated as of August 11, 2015 (the “Employment Agreement”);
WHEREAS, commencing on or about April 1, 2015, the Executive has served as the Global Chief Executive Officer of CPB, and the parties desire to recognize such continued service by ratifying MDC’s assignment of the Employment Agreement to CPB, and confirm and clarify certain other obligations of MDC to the Executive;
WHEREAS, MDC desires to assign and transfer to CPB all of MDC’s rights in and to the Employment Agreement, and, with the express consent of the Executive, CPB desires to assume all of MDC’s undertakings and obligations thereunder;
NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
1.Assignment. Effective as of December 31, 2015, MDC hereby assigns and transfers to CPB all of MDC’s rights in and to, and obligations under, the Employment Agreement.

2.Assumption. CPB hereby accepts the assignment and transfer of the Employment Agreement from MDC and, effective as of December 31, 2015, agrees to be bound by all of the terms and conditions thereunder and to undertake, pay and perform all of MDC’s undertakings and obligations thereunder.

3.Consent of the Executive. The Executive hereby consents to the assignment and transfer of the Employment Agreement by MDC to CPB.

4.Continuing MDC Obligations. MDC shall continue to indemnify the Executive, and cover her under applicable director and officer insurance applicable to MDC’s other directors and executive officers, to the same extent as provided to MDC’s directors and executive officers, for all of the Executive’s actions and conduct as a director and an executive officer prior to the date hereof.

5.Restricted Stock Grant Agreement. MDC hereby agrees that (a) Section 3.1 of that certain Restricted Stock Grant Agreement dated as of November 1, 2013, between MDC and the Executive is hereby deemed to be amended to refer to Executive serving as an executive of MDC or any of its affiliates, and that clause (ii) thereof shall be revised to read in full: “(ii) the Grantee’s employment is terminated by MDC and its affiliates from all executive positions therewith, other than for “cause”, or by the Grantee for “good reason”” and (b) Section 3.2 thereof shall apply upon the resignation or termination of the Executive as an executive of MDC and its affiliates from all executive positions therewith.

6.Governing Law. This Agreement shall be construed in accordance with and governed by the laws of the State of Delaware, without giving effect to the provisions, policies or principles thereof relating to choice or conflict of laws.

7.Counterparts. This Agreement may be executed in any number of counterparts of the signature pages, each of which shall be considered an original.
(signature page follows)

IN WITNESS WHEREOF, the parties hereto have executed this Assignment and Assumption Agreement as of the date first written above.

MDC PARTNERS INC.
By: /s/ Mitchell Gendel____________
Name:    Mitchell Gendel
Title:    General Counsel

CRISPIN PORTER & BOGUSKY LLC
By: /s/ Mitchell Gendel____________
Name:    Mitchell Gendel
                        Title:    Secretary

Acknowledged and Agreed:

/s/ Lori Senecal ____________
Lori Senecal